Exhibit (3) (i)

FLORIDA DEPARTMENT OF STATE

Katherine Harris
Secretary of State.

October 24, 2000

SECURIT-E-DOC REINCORPORATION, INC.
1689 FORUM PLACE

WEST PALM BEACH, FL 33401
The Articles of Incorporation for SECURIT-E-DOC REINCORPORATION, INC. were filed on October 24, 2000, and assigned document number P00000099746. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H00000055852.

A corporation annual report/uniform business report will he due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (PEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please he aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Neysa Culligan
Document Specialist
New Filings Section
Division of Corporations
Letter Number: 10OA00055413

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

ARTICLES OF INCORPORATION
OF
SECURIT-E-DOC REINCORPORATION, INC.

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act ("713CA"), hereby adopts the following Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation is SECURIT-E-DOC REINCORPORATION, INC. (the "Corporation")

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is: 1689 Forum Place, West Palm Beach, Florida 33401.

ARTICLE III

CAPITAL

The total number of Shares of all classes of which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000) Shares, consisting of (i) Two Hundred Million (200,000,000) Shares of common , par value $.0001 per share (the "Common "), of which One Hundred Sixty Million (160,000,000) Shares of Common will be classified as a series of Common referred to as the "Class A Voting Common ," and Forty Million (40,000,000) Shares will be classified as a series of Common referred to as the "Class B Non-Voting Common ," and (ii) Twenty Five Million (25,000,000) Shares of Preferred , par value $.0001 per share (the "Preferred "). All Shares of Class A Voting Common and Class B Non-Voting Common shall be identical and shall entitle the holders thereof to the same rights and privileges, except as otherwise provided in these Articles of Incorporation.

1. Common .

(a) Voting Rights of Class B Non-Voting Common . Except as otherwise provided by law, the holders 61f Class B Non-Voting Comm- on shall have no right in any event to vote on any matter to be voted on by the shareholders of the Corporation (including any election or removal of the directors of the Corporation).

(b) Conversion of Class B Non-Voting Common . The Corporation shall be entitled, at any time, to convert ("Conversion") all or any portion of the Shares of Class B Non-Voting Common held by the holders thereof into an equal number of Shares of Class A Voting Common upon approval of the Corporation's board of directors ("Board Approval"). Each Conversion of Shares of Class B Non-Voting Common into Shares of Class A Voting Common shall be effected automatically upon Board Approval. Upon notice from the Corporation of the Conversion, each holder of Class B Non-Voting Common shall surrender the certificate(s) evidencing the Shares of Class B Non-Voting Common to the Corporation; provided, however, that the Conversion shall be deemed effective (i) upon Board Approval, notwithstanding the failure of a holder of Class B Non-Voting Common to surrender such certificate(s), and (ii) on the opening of the business day following the Board Approval. Upon Conversion, the Shares of Class B Non-Voting Common which are so converted shall not be re-issued. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Class A Voting Common , solely for purposes of effecting the Conversion, the number of Shares of Class A Voting Common which shall then be issuable upon Conversion of the Class B Non-Voting Common . Shares of Class A Voting Common shall not be convertible into Shares of Class B Non-Voting Common .

2. Preferred . The Preferred shall be issued in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to issue the Shares of Preferred in such series and to fix from time to time before issuance the number of Shares to be included in any series and the designation, relative rights, preferences and limitations of all Shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following, and the Shares of each series may vary from the Shares of any other series in the following respects:

(a) the number of Shares constituting such series and the designation thereof to distinguish the Shares of such series from the Shares of all other series;

(b) the annual dividend rate on the Shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

(d) the preference, if any, of Shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

(e) the voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

(f) the right, if any, of Shares of such series to be converted into Shares of any other series or class and the terms and conditions of such conversion; and

(g) any other relative rights, preferences and limitations of that series.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The street address of the Corporation's registered office is: One S.E. Third Avenue, 28th Floor, Miami, Florida 33131. The name of the Corporation's registered agent at that office is: American Information Services, Inc.

ARTICLE V

INCORPORATOR

The name and street address of the incorporator of the Corporation is: Stephen P. Johnson, c/o Akerman, Senterfitt & Eidson, P.A., One S.E. Third Avenue, 28th Floor, Miami, Florida 33131.

ARTICLE VI

INDEMNIFICATION

To the maximum extent permitted by the FBCA, the Corporation shall:

(a) indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

(c) Expenses incurred by an officer or director in defending a civil or criminal preceding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation.

(d) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement vote of shareholders or disinterested directors, or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 23rd day of October, 2000.

/s/ Stephen P. Johnson, Incorporator

ACCEPTANCE BY REGISTERED AGENT

Pursuant to the provisions of Section 607.0501 of the Florida Business Corporation Act, the undersigned submits the following statement in accepting the designation as registered agent and registered office of SECURIT-E-DOC REINCORPORATION, INC., a Florida corporation (the "Corporation"), in the Corporation's articles of incorporation:

Having been named as registered agent and to accept service of process for the Corporation at the designated registered office, the undersigned accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and the undersigned is familiar with and accepts the obligations of its position as registered agent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 23rd day of October, 2000.

American Information Services, Inc.
BY: A. Toledo, Assistant Secretary

FLORIDA DEPARTMENT OF STATE

Katherine Harris
Secretary of State

November 6, 2000

SECURIT-E-DOC, INC.
1689 FORUM PLACE
WEST PALM BEACH, FL 33401

Re: Document Number P00000099746

The Restated Articles of Incorporation for SECURIT-E-DOC, INC., a Florida corporation, were filed on November 6, 2000.

The certification you requested is enclosed. To be official, the certification for a certified copy must he attached to the original document that was electronically submitted and filed under FAX audit number H00000058277.

Should you have any questions concerning this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Karen Gibson
Corporate Specialist
Division of Corporations
Letter Number: 300000057484

Division of Corporations - P.O. BOX 6327 Florida 32314

CERTIFICATE TO
RESTATED ARTICLES OF INCORPORATION
OF
SECURIT-E-DOC, INC., a Florida corporation

Pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act (the "Act"), Securit-e-Doc, Inc. (the "Corporation") submits this Certificate for filing and adopts the Restated Articles of Incorporation in the form attached hereto:

1. The name of the corporation is: SECURIT-E-DOC, INC.

2. The Restated Articles of Incorporation of the Corporation, a copy of which is attached hereto and incorporated herein, do not contain any amendments, and therefore, no shareholder approval is required.

3. The Restated Articles of Incorporation of the Corporation were duly adopted and approved by means of a Unanimous Written Consent of all of the members of the Corporation's board of directors dated October 28, 2000, pursuant to Sections 607.1007 and 607.0821 of the Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate.

Restated Articles of Incorporation as of October 28, 2000.

SECURIT-E-DOC, INC., a Florida corporation

By: Robert H. Barron, Chief Executive Officer and President

(HOO000058277 5)

RESTATED
ARTICLES OF INCORPORATION
OF
SECURIT-E-DOC, INC.

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act ("713CA"), hereby adopts the following Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation is SECURIT-E-DOC, INC. (the "Corporation")

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is: 1689 Forum Place, West Palm Beach, Florida 33401.

ARTICLE III

CAPITAL

The total number of Shares of all classes of which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000) Shares, consisting of (i) Two Hundred Million (200,000,000) Shares of common , par value $.0001 per share (the "Common "), of which One Hundred Sixty Million (160,000,000) Shares of Common will be classified as a series of Common referred to as the "Class A Voting Common ," and Forty Million (40,000,000) Shares will be classified as a series of Common referred to as the "Class B Non-Voting Common ," and (ii) Twenty Five Million (25,000,000) Shares of Preferred , par value $.0001 per share (the "Preferred "). All Shares of Class A Voting Common and Class B Non-Voting Common shall be identical and shall entitle the holders thereof to the same rights and privileges, except as otherwise provided in these Articles of Incorporation.

1. Common .

(a) Voting Rights of Class B Non-Voting Common . Except as otherwise provided by law, the holders of Class B Non-Voting Comm- on shall have no right in any event to vote on any matter to be voted on by the shareholders of the Corporation (including any election or removal of the directors of the Corporation).

(b) Conversion of Class B Non-Voting Common . The Corporation shall be entitled, at any time, to convert ("Conversion") all or any portion of the Shares of Class B Non-Voting Common held by the holders thereof into an equal number of Shares of Class A Voting Common upon approval of the Corporation's board of directors ("Board Approval"). Each Conversion of Shares of Class B Non-Voting Common into Shares of Class A Voting Common shall be effected automatically upon Board Approval. Upon notice from the Corporation of the Conversion, each holder of Class B Non-Voting Common shall surrender the certificate(s) evidencing the Shares of Class B Non-Voting Common to the Corporation; provided, however, that the Conversion shall be deemed effective (i) upon Board Approval, notwithstanding the failure of a holder of Class B Non-Voting Common to surrender such certificate(s), and (ii) on the opening of the business day following the Board Approval. Upon Conversion, the Shares of Class B Non-Voting Common which are so converted shall not be re-issued. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Class A Voting Common , solely for purposes of effecting the Conversion, the number of Shares of Class A Voting Common which shall then be issuable upon Conversion of the Class B Non-Voting Common . Shares of Class A Voting Common shall not be convertible into Shares of Class B Non-Voting Common .

2. Preferred . The Preferred shall be issued in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to issue the Shares of Preferred in such series and to fix from time to time before issuance the number of Shares to be included in any series and the designation, relative rights, preferences and limitations of all Shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following, and the Shares of each series may vary from the Shares of any other series in the following respects:

(a) the number of Shares constituting such series and the designation thereof to distinguish the Shares of such series from the Shares of all other series;

(b) the annual dividend rate on the Shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

(c) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

(d) the preference, if any, of Shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

(e) the terms of exercise of such voting rights;

the voting rights if any in addition to the voting rights prescribed by law and the

(f) the right, if any, of Shares of such series to be converted into Shares of any other series or class and the terms and conditions of such conversion; and

(g) any other relative rights, preferences and limitations of that series.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The street address of the Corporation's registered office is: One S.E. Third Avenue, 28th Floor, Miami, Florida 33131. The name of the Corporation's registered agent at that office is: American Information Services, Inc.

ARTICLE V

INCORPORATOR

The name and street address of the incorporator of the Corporation is: Stephen P. Johnson, c/o Akerman, Senterfitt & Eidson, P.A., One S.E. Third Avenue, 28th Floor, Miami, Florida 3313 1.

ARTICLE VI

INDEMNIFICATION

To the maximum extent permitted by the FBCA, the Corporation shall:

(a) indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

(c) Expenses incurred by an officer or director in defending a civil or criminal preceding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation.

(d) The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement vote of shareholders or disinterested directors, or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office.

WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this ____ day of November, 2000.

Stephen P. Johnson, Incorporator

ACCEPTANCE BY REGISTERED AGENT .

Pursuant to the provisions of Section 607.0501 of the Florida Business Corporation Act, the undersigned submits the following statement in accepting the designation as registered agent and registered office of SECURIT-E-DOC, INC., a Florida corporation (the "Corporation"), in the Corporation's articles of incorporation:

Having been named as registered agent and to accept service of process for the Corporation at the designated registered office, the undersigned accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and the undersigned is familiar with and accepts the obligations of its position as registered agent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of November, 2000.

American Information Services, Inc.

By: A. Toledo, Assistant Secretary

SECURIT-E-DOC, INC.
UNANIMOUS WRITTEN CONSENT
OF THE HOLDERS
IN LIEU OF A MEETING

Effective as of April 18, 2000

The undersigned, being and constituting all of the holders of SECURIT-E-DOC, INC., a Delaware corporation (hereinafter the "Corporation"), hereby take the following actions without a meeting by unanimous written consent pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL") and the bylaws of the Corporation, and direct that these actions be filed with the records of the Corporation:

ELECTION OF DIRECTORS

RESOLVED, that number of members on the board of directors of the Corporation shall be increased to five (5), and further

RESOLVED, that the following persons shall be elected to fill the four (4) vacancies created by such increase, and each shall serve as a director of the Corporation until the next annual meeting of the holders or until their successor is duly elected and qualified or until their earlier resignation, removal or death:

Walter A. Brannock
Dean W. Turpin
Helen M. Barron
John P. Linstroth

RESOLVED, that the Corporation hereby does ratify and confirm, as the act and deed of the Corporation, any and all actions heretofore taken on behalf of the Corporation by any and all officers, directors or agents of the Corporation in connection with the foregoing resolution.

[signature page follows]

IN WITNESS WHEREOF, the undersigned holders and directors of the Corporation have executed this Unanimous Written Consent in Lieu of a Meeting effective as of the date first written above. This Consent may be executed in multiple counterparts.

DIRECTORS:

Robert H. Barron

HOLDERS:

R. H. BARRON, LLC

By: /s/ Robert H. Barron, managing member